E X H I B I T 23(b)
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated March 20, 2002 with respect to the balance sheet of SWWT, Inc. as of December 31, 2001, and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2001 in the SVT Inc. Form 10-K for the year ended December 31, 2001.


                                            /s/ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
     May 20, 2002